As filed with the U.S. Securities and Exchange Commission on December 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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SEACOAST BANKING CORPORATION OF FLORIDA (Exact name of registrant as specified in its charter)

Florida	59-2260678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________

Charles M. Shaffer
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________
Copies to:
Randolph A. Moore III
Alston & Bird LLP
One Atlantic Center
1201 W. Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 881-7794
_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Rights
Depositary Shares
Units
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Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) may offer, issue and sell from time to time, in one or more offerings, (i) shares of our common stock, (ii) shares of our preferred stock, which we may issue in one or more series, (iii) warrants to purchase shares of our common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities or any combination of these securities, (iv) senior debt securities, (v) subordinated debt securities, (vi) purchase contracts, (vii) rights to purchase shares of our common stock or preferred stock, (viii) depositary shares representing shares of our preferred stock and (ix) units consisting of two or more of the foregoing.

We will provide the specific terms of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. In addition, certain selling shareholders may sell shares of our common stock or preferred stock, from time to time, together or separately, on terms described in the applicable prospectus supplement. You should read this prospectus and the accompanying prospectus supplement, together with the documents incorporated by reference, before deciding to invest in the securities described in the applicable prospectus supplement.

Each time that we or any selling shareholders sell securities using this prospectus, we or any selling shareholders may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling shareholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the NASDAQ Global Select Market and trades on the exchange under the symbol “SBCF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.
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The date of this prospectus is December 30, 2025

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling shareholders may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we and/or certain selling shareholders may offer. Each time we and/or certain selling shareholders offer to sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
Unless the context requires otherwise, references to “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, the registration statement, including the exhibits and schedules to the registration statement, as well as the documents incorporated herein by reference, are available to the public over the Internet at the SEC’s website at www.sec.gov.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.seacoastbanking.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):
•Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), filed on February 25, 2025, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2025, and incorporated by reference into Part III of our Annual Report on Form 10-K;

•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 7, 2025, for the quarter ended June 30, 2025, filed on August 8, 2025 and for the quarter ended September 30, 2025, filed on November 5, 2025;

•Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on February 28, 2025, March 5, 2025, May 15, 2025, May 22, 2025, May 29, 2025, July 11, 2025, September 5, 2025, and October 6, 2025 (in each case, except to the extent “furnished” but not filed); and

•The description of our capital stock registered with the SEC pursuant to Section 12 of the Exchange Act included in Exhibit 4.1 to the 2024 Form 10-K, including any amendment or report filed for the purpose of updating such description, including the prospectus constituting part of our Registration Statement on Form S-4 (File No. 333-288902) filed on August 18, 2025, under the heading “DESCRIPTION OF SEACOAST CAPITAL STOCK”.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
P. O. Box 9012
Stuart, Florida 34994
Telephone: (772) 287-4000
Facsimile: (772) 288-6012
Attention: Investor Relations
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We and the selling shareholders, if any, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made or incorporated by reference in this prospectus which are not statements of historical fact are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) to be materially different from those set forth in the forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending, supply chain issues, and adverse impacts to credit quality), slowdowns in economic growth or recession, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing;

•potential impacts of adverse developments in the banking industry and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company’s ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding;

•use of proceeds from any sale of securities by us;

•governmental monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation;

•changes in accounting policies, rules and practices;

•the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities;

•interest rate risks (including the impact of changes in interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve;

•changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation;

•changes in borrower credit risks and payment behaviors, including the ability for borrowers under deferred payment programs to return to making full payments; changes in the availability and cost of credit and capital in the financial markets;

•changes in the prices, values and sales volumes of residential and commercial real estate;

•the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry;

•Seacoast’s concentration in commercial real estate loans and in real estate collateral in Florida;

•Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit;

•Inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions;

•the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business;

•statutory and regulatory dividend restrictions;

•increases in regulatory capital requirements for banking organizations generally;

•the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies;

•changes in technology or products that may be more difficult, costly, or less effective than anticipated;

•the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence;

•fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate;

•inability of Seacoast’s risk management framework to manage risks associated with the business;

•dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms;

•reduction in or the termination of Seacoast’s ability to use the online or mobile-based platform that is critical to the Company’s business growth strategy;

•the effects of war or other conflicts, acts of terrorism, natural disasters (including hurricanes in the Company’s footprint), health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs;

•unexpected outcomes of, and the costs associated with, existing or new litigation involving the Company;

•Seacoast’s ability to maintain adequate internal controls over financial reporting;

•potential claims, damages, penalties, fines costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions;

•the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws;

•the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere;

•the failure of assumptions underlying the establishment of reserves for expected credit losses;

•any changes in deposit mix;

•unexpected operating and other costs, which may differ or change from expectations;

•the risks of customer and employee loss and business disruptions, including, without limitation, the results of difficulties in maintaining relationships with employees;

•the inability to grow the customer and employee base;

•the difficulties and risks inherent with entering new markets;

•risks related to, and the costs associated with ESG and anti-ESG matters, including the scope and pace of related rulemaking activity, disclosure requirements and potential litigation;

•a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies;

•the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results;

•the risks relating to bank acquisitions, including, without limitation: the diversion of management's time on issues related to the integration; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following acquisitions being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets; and

•other factors and risks described under “Risk Factors” herein and in any of our subsequent reports filed with the SEC and available on its website at www.sec.gov.

All written or oral forward-looking statements that are made by us or are attributable to us are expressly qualified in their entirety by this cautionary notice. We assume no obligation to update, revise or correct any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.

SEACOAST BANKING CORPORATION OF FLORIDA
Seacoast is a bank holding company, incorporated in Florida in 1983, and registered under the Bank Holding Company Act of 1956, as amended. Our principal subsidiary is Seacoast National Bank, a national banking association. Seacoast National Bank commenced its operations in 1933 and operated as “First National Bank & Trust Company of the Treasure Coast” prior to 2006 when it changed its name to Seacoast National Bank.
We are one of the largest community banks headquartered in Florida, with approximately $16.7 billion in assets and $13.1 billion in deposits as of September 30, 2025. The acquisition of Villages Bancorporation, Inc. on October 1, 2025, added approximately $4.1 billion in assets and $3.4 billion in deposits. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers through its network of full-service branches across Florida, and through advanced mobile and online banking solutions.
Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000. Our website is located at www.seacoastbanking.com. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.
RISK FACTORS
An investment in our securities involves significant risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the 2024 Form 10-K and our quarterly reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference herein, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS
We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock or preferred stock by any of the selling shareholders under this prospectus or any supplement to it.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common stock, preferred stock, senior and subordinated debt securities, depositary shares, purchase contracts, units, warrants and rights that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF SEACOAST CAPITAL STOCK
Common Stock

General

The following description of shares of Seacoast’s common stock, par value $0.10 per share, is a summary only and is subject to applicable provisions of the Florida Business Corporation Act, as amended, or the FBCA, and to Seacoast’s amended and restated articles of incorporation, as amended, and its amended and restated bylaws. Seacoast’s articles of incorporation provide that it may issue up to 200 million shares of common stock, par value of $0.10 per share. Seacoast common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

Voting Rights

Each outstanding share of Seacoast’s common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of Seacoast common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of Seacoast preferred stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of Seacoast’s outstanding shares of common stock can elect all of the directors then standing for election. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Seacoast’s articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by Seacoast’s board of directors from funds legally available for the payment of dividends. Seacoast’s shareholders are entitled to share ratably in its assets legally available for distribution to its shareholders in the event of Seacoast’s liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of any series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any series of Seacoast’s preferred stock that may then be outstanding.

Holders of shares of Seacoast common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Seacoast’s board of directors, under its articles of incorporation, may issue additional shares of its common stock or rights to purchase shares of its common stock without shareholder approval.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the Florida Business Corporation Act and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.
Shareholders Agreement
Mark Morse, Jennifer Morse Parr, and Tracy Morse Dadeo (the “Shareholders Group”), entered into a Shareholders Agreement, dated May 29, 2025, with Seacoast governing the rights with respect to ownership of Seacoast common stock and Seacoast Series A non-voting convertible preferred stock. The Shareholders Agreement, among other things, provides that, for so long as such holders and any affiliates or immediate family members (the “Acting in Concert Group”) collectively own 5% or more of the outstanding Seacoast common stock (and any securities convertible into such common stock or any other voting stock) from October 1, 2025, must refrain from acquiring shares of Seacoast common stock in excess of the 9.75% common stock ownership limit. The Shareholders Agreement includes negative covenants of the Shareholders Group, including covenants limiting their ability to influence or control Seacoast by means of, among other things, (1) ownership or voting (including the 9.75% cap), (2) conversion of Seacoast Series A non-voting convertible preferred stock, (3) private sales of stock, (4) effecting Seacoast change of control transactions or influencing the board/management of Seacoast, (5) participating in a solicitation or voting against a Seacoast proposal or director nominee, (6) entering into a voting trust agreement (or the like), (7) participation in litigation against Seacoast or (8) seeking to have a representative serve as an officer or director of Seacoast. The Shareholders Agreement also provides the Shareholders Group with certain liquidity rights, including limited private sales (subject to Seacoast’s right of first offer), limited permitted sales through broker-dealers (subject to monthly limits), mandatory registration rights (limited to one such demand annually), and piggyback rights.

Preferred Stock

General

Seacoast is authorized to issue 4 million shares of preferred stock. Under the terms of Seacoast’s amended and restated articles of incorporation, its board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock, par value $0.10 per share, in one or more series. Seacoast’s board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. A series of preferred stock upon issuance will have preference over Seacoast common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Seacoast. The relative rights, preferences and limitations that Seacoast’s board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because Seacoast’s board of directors has the power to establish the relative rights, preferences and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of other series of preferred stock. Seacoast’s board of directors could cause the issuance of shares of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Series A Preferred Stock

As of December 29, 2025, 11,250 shares of Series A Non-Voting Preferred Stock of Seacoast (“Series A preferred stock”) are issued and outstanding. Subject to certain limitations set forth in the applicable Shareholders Agreement and Certificate of Designations governing the Series A preferred stock, each 1/1,000th of a share of Series A preferred stock is convertible into one share of Seacoast common stock.

The following is a summary of the rights, privileges and terms of the Series A preferred stock.

Rank.   The Series A preferred stock will rank:

• Subordinate and junior to all indebtedness of Seacoast;

• Subordinate and junior to all other series of preferred stock of Seacoast, other than any series of preferred stock the terms of which provide that such series is on parity with or subordinate or junior to the Series A preferred stock in any respect; and

• On parity with the Seacoast common stock, except with respect to dividends, distributions upon the liquidation, dissolution or winding up of Seacoast and voting rights, as described below.

Dividends.   Holders of Series A preferred stock are entitled to receive ratable dividends only if and when dividends are concurrently declared and payable on the shares of Seacoast common stock; provided that no dividend may be declared or paid on the Seacoast common stock unless a dividend is also concurrently declared or paid, as applicable, with respect to each share of the Series A preferred stock then issued and outstanding, in an amount equal to 100% of the amount declared or paid per the number of shares of Seacoast common stock into which such share of Series A preferred stock is then convertible.

Liquidation Preference.   In the event of liquidation, dissolution or winding up, subject to the rights of holders of any class or series of Seacoast capital stock hereafter created specifically ranking by its terms senior to the Series A preferred stock, holders of Series A preferred stock will participate ratably in the distribution of any remaining assets with the Seacoast common stock and any other class or series of Seacoast capital stock hereafter created that participates with the Seacoast common stock in such distributions.

Voting Rights.   Except as required under Florida law, the Series A preferred stock will not be entitled to vote on any matter. As to all matters as to which the Series A preferred stock is required under Florida law to vote on, each 1/1,000th of each outstanding share of Series A preferred stock will be entitled to one vote and will vote together with the Seacoast common stock outstanding as a single class unless otherwise required by Florida law, and as to any matter for which voting by class is specifically required by Florida law, each 1/1,000th of a share of Series A preferred stock will be entitled to one vote.
Conversion.   Each 1/1,000th of a share of Series A preferred stock will become convertible into one share of Seacoast common stock, without any further action on the part of any holder, subject to adjustment, on the date a holder of the Series A preferred stock transfers such share of Series A preferred stock to a non-affiliate of the holder in a permissible transfer (as defined below) and under the following conversion procedures:
• Each 1/1000th of a share of the Series A preferred stock may be converted to one share of Seacoast common stock where, following the conversion, the initial holders’, the initial holders’ affiliates’ and the initial holders’ immediate family’s beneficial ownership would constitute no more than 9.75% of any class of voting securities of Seacoast and the conversion would not allow the acquisition of a higher percentage of the Seacoast common stock than the shareholder controlled immediately prior to the conversion; and
• The holder of Series A preferred stock must tender the shares along with written notice to Seacoast along with necessary documentation to establish that the conversion will not be inconsistent with, or in violation of, the requirements of any regulatory authority with respect to the restrictions on the transfer of the Series A preferred stock that are required to preserve the “non-voting classification” of the Series A preferred stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by Seacoast of written notice to such holder specifying in reasonable detail the reason for such restriction.
Issuance Limitations.   If Seacoast has not obtained shareholder approval in accordance with Nasdaq Listing Rule 5635(d), then Seacoast may not issue, upon conversion of the Series A preferred stock or payments in kind of dividends on the Series A preferred stock, a number of shares of Seacoast common stock which, when aggregated with any shares of Seacoast common stock issued on or after the original issue date and prior to such conversion date or dividend issuance date in connection with any conversion of or dividend payment in Seacoast common stock on Series A preferred stock that such holder(s) would exceed the 20% limitation of Nasdaq Listing Rule 5635(d) (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

Redemption.   Seacoast is not obligated to redeem or repurchase any shares of Series A preferred stock. Shares of Series A preferred stock are not otherwise entitled to any redemption rights, mandatory sinking fund or analogous fund provisions.
Listing.   There is no established public trading market for the Series A preferred stock, and Seacoast does not expect a market to develop. In addition, we do not intend to apply for listing of the Series A preferred stock on any national securities exchange or trading system.
Significant Corporate Transactions.   If, at any time that shares of Series A preferred stock are outstanding, Seacoast effects a merger or other change of control transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series A preferred stock and for each share of Series A preferred stock, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such significant corporate transaction if such holder had been, immediately prior to such significant corporate transaction, the holder of one share of Seacoast common stock.
Permissible Transfer.   The Certificate of Designations defines a permissible transfer as any of the following: a transfer by the holder of Series A preferred stock (i) to Seacoast; (ii) to an affiliate of the holder; (iii) in a widespread public distribution; (iv) to a transferee that controls more than fifty percent (50%) of every class of the voting securities of Seacoast without giving effect to such transfer; or (v) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of the outstanding securities of any class of voting securities of Seacoast.

Transfer Agent and Registrar

The transfer agent and registrar for Seacoast common stock is Continental Stock Transfer and Trust Company.

Anti-Takeover Effects of Certain Articles of Incorporation Provisions

Seacoast’s articles of incorporation contain certain provisions that make it more difficult to acquire control of it by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of Seacoast to negotiate with its directors. Seacoast believes that, as a general rule, the interests of its shareholders would be best served if any change in control results from negotiations with its directors.

Seacoast’s articles of incorporation provide for a classified board to which approximately one-third of its board of directors is elected each year at its annual meeting of shareholders. Accordingly, Seacoast’s directors serve three-year terms rather than one-year terms. The classification of Seacoast’s board of directors has the effect of making it more difficult for shareholders to change the composition of its board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of Seacoast’s board of directors. Such a delay may help ensure that its directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of Seacoast’s shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of Seacoast’s board of directors would be beneficial to Seacoast and its shareholders and whether or not a majority of its shareholders believe that such a change would be desirable.

The classification of Seacoast’s board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Seacoast, even though such an attempt might be beneficial to Seacoast and its shareholders. The classification of Seacoast’s board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of Seacoast’s board of directors may discourage accumulations of large blocks of its stock by purchasers whose objective is to take control of Seacoast and remove a majority of its board of directors, the classification of its board of directors could tend to reduce the likelihood of fluctuations in the market price of its common stock that might result from accumulations of large blocks of its common stock for such a purpose. Accordingly, Seacoast’s shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Seacoast’s articles of incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of its stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the articles of incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of its consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in Seacoast’s articles of incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of Seacoast’s board of directors, and (y) a majority of the Continuing Directors (as defined in Seacoast’s articles of incorporation).

Seacoast’s articles of incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in it more difficult where the takeover attempt or other acquisition has not been approved by its board of directors. These provisions include:

•A requirement that any change to Seacoast’s articles of incorporation relating to the structure of its board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•A requirement that any change to Seacoast’s bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of its board of directors, and (ii) a majority of the continuing directors (as defined in Seacoast’s articles of incorporation) or (b) (i) two-thirds of the shares entitled to vote generally in the election of directors and (ii) an Independent Majority of Shareholders. An “Independent Majority of Shareholders” means the majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly by a related party. For these purposes, a “related party” means a beneficial owner of 5% or more of the voting shares, or any person who is an affiliate of Seacoast and at any time within five years was the beneficial owner of 5% or more of Seacoast’s then outstanding shares; provided, however, that this provision shall not include (i) any person who is the beneficial owner of more than 5% of Seacoast’s shares on February 28, 2003, (ii) any plan or trust established for the benefit of Seacoast’s employees generally, or (iii) any subsidiary of Seacoast that holds shares in a fiduciary capacity, whether or not it has the authority to vote or dispose of such securities;

•A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by Seacoast from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.
Seacoast’s articles of incorporation provide that, subject to the rights of any holders of its preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The articles of incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than thirty days prior written notice of (i) two-thirds of the shares entitled to vote generally in the election of directors and (ii) an Independent Majority of Shareholders. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).

Seacoast believes that the power of its board of directors to issue additional authorized but unissued shares of its common stock or preferred stock without further action by its shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which its securities may be listed or traded, will provide Seacoast with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Seacoast’s board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of Seacoast’s common stock or that its shareholders otherwise consider to be in their best interest.

DESCRIPTION OF WARRANTS
General
We may issue warrants in one or more series to purchase common stock, preferred stock, senior debt securities, subordinated debt securities, depositary shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
•the title of the warrants;

•the total number of warrants to be issued;

•the consideration for which we will issue the warrants, including the applicable currency or currencies;

•anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•the dates on which the right to exercise the warrants will commence and expire;

•the procedures and conditions relating to the exercise of the warrants;

•whether the warrants will be in registered;

•information with respect to book-entry registration and transfer procedures, if any;

•the minimum or maximum amount of warrants which may be exercised at any one time;

•the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•a discussion of material United States federal income tax considerations;

•the identity of any warrant agent; and

•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.
Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Florida.
DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities each will be issued under an indenture that we will enter into with a trustee that is qualified to serve in such capacity under the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.
The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The provisions will be described in the applicable prospectus supplement.
Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
Terms of the Senior and Subordinated Debt Securities
The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”
Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:
•the title and type of the debt securities;

•any limit on the aggregate principal amount of the securities;

•the priority of payments on the securities;

•the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•the date or dates, or the method of determining the dates, on which the securities will mature;

•the interest rate or rates of the securities, or the method of determining those rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s);

•the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•any terms relating to the conversion of the securities into our common stock or preferred stock, including, without limitation, whether such conversion is mandatory or at the option of the holder or at our option, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•any sinking fund or similar provisions applicable to the securities;
•the period or periods within which, the price or prices at which and the terms and conditions upon which the securities may be redeemed, in whole or in part, at our option;

•any mandatory redemption provisions applicable to the securities;

•the denomination or denominations in which securities are authorized to be issued;

•any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•information with respect to book-entry procedures;

•whether any of the securities will be issued as original issue discount securities;

•each office or agency where the principal of and interest, if any, on the securities shall be payable and where the securities may be presented for registration of transfer, exchange or conversion;

•the method of determining the amount of any payments on the securities which are linked to an index;

•if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•if other than the trustee, the identity of the registrar and/or paying agent;

•any defeasance of certain obligations by us pertaining to the series of securities; and

•any other specific terms of the securities.
Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.
Acceleration of Maturity

If an event of default in connection with any outstanding series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice of such acceleration will be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.
You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.
We will pay principal, interest and any premium on the securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.
Global Securities
The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depository that we will identify in a prospectus supplement. Global Securities may be issued in registered form and in either temporary or permanent form. All Global Securities will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.
The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.
Modification and Waiver
Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:
•change the stated maturity date of the security;

•reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•adversely affect any rights of conversion;

•in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity;

•change our obligation to pay any additional amounts; or

•waive any default or event of default in the payment of principal of or interest, if any, on any security (except a rescission of acceleration of any securities by the holders of a majority in principal amount of such securities and a waiver of the payment default that resulted from such acceleration).
The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.
With the trustee, we may modify and amend any indenture without the consent of any holder for several purposes, including (but not limited to) the following purposes:
•to name a successor entity to us, and the assumption by such successor entity of the covenants, agreements and obligations of us contained in the indenture;

•to add to our covenants for the benefit of the holders of all or any series of securities;

•to add to the events of default;

•to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•to establish the form or terms of securities of any series and any related coupons;

•to provide for the acceptance of appointment by a successor trustee;

•to make provision for the conversion rights of the holders of the securities in certain events;

•to provide for uncertificated securities in addition to or in place of certificated securities;

•to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; and
•to modify, eliminate or add to the provisions of any indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act or to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:
•In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered, and if requested, provided the trustee indemnification satisfactory to the trustee. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:
•the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.
We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.
Transactions with the Trustee
We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with the indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.
Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.
Events of Default
The following will be events of default under the senior and subordinated indentures with respect to the senior and subordinated debt securities of a series:
•failure to pay any interest or any additional amounts on any debt security of that series when due, and continuance of such default for 30 days;

•failure to pay principal of, or any premium on, any debt security of that series when due;

•failure to deposit any sinking fund payment for a debt security of that series when due;

•certain events in our bankruptcy, insolvency or reorganization; and

•any other event of default regarding that series of senior or subordinated debt securities.
In addition, it will be an event of default under the senior indenture with respect to the senior debt securities for failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture.
There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security or the trustee under the applicable indenture on behalf of all of the holders of the affected series may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.
Subordination
The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.
The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.
If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:
•any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF PURCHASE CONTRACTS
We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.
Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations.

DESCRIPTION OF RIGHTS
The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.
General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.
The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.
Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:
•We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;
•We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
DESCRIPTION OF UNITS
We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

SELLING SHAREHOLDERS
We may register shares covered by this prospectus for re-offers and resales by any selling shareholder named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to add secondary sales of shares of our common stock by any selling shareholder by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. Selling shareholders may resell all, a portion or none of their shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will pay all expenses incurred with respect to registration of the shares of common stock or preferred stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling shareholder(s).

PLAN OF DISTRIBUTION
We and/or any selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•directly to a limited number of purchasers or to a single purchaser;

•through agents;

•to or through underwriters, brokers or dealers; or

•through a combination of these methods.
In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to the securities offered by this prospectus, or we may also distribute such securities through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock or preferred stock may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In addition, the manner in which we and/or any selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•privately negotiated transactions.

Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock or preferred stock covered by this prospectus.

A prospectus supplement will state the terms of the offering of the securities, including:

•the name or names of any underwriters, dealers, agents or other third parties and the amounts of securities underwritten or purchased by each of them, if any;

•the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling shareholders from the sale;

•any delayed delivery arrangements;

•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters, any selling shareholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to the prevailing market prices; or

•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS
The validity of the securities being offered hereby and other certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus is being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS
The consolidated financial statements of Seacoast Banking Corporation of Florida as of December 31, 2024 and 2023 and for each of the three years in the period ending December 31, 2024 and the effectiveness of Seacoast Banking Corporation of Florida’s internal control over financial reporting as of December 31, 2024 have been audited by Crowe LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		*
Listing fees and expenses		**
Blue Sky fees and expenses		**
Printing and engraving expenses		**
Trustee, registrar and transfer agent, and depositary fees and expenses		**
Attorneys’ fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**
__________________
* The filing fee shall be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
** Estimated expenses are not presently known. To be filed by amendment, Rule 424 filing or a Current Report on Form 8-K in connection with an offering of securities hereunder.

Item 15. Indemnification of Directors and Officers
The Florida Business Corporation Act, as amended, or the “FBCA,” permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
Our Bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

4.1.1	Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10 Q, filed May 10, 2006.

4.1.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 23, 2008.

4.1.3	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.4 to the Company’s Form S-1, filed June 22, 2009.

4.1.4	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed July 20, 2009.

4.1.5	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8 K, filed December 3, 2009.

4.1.6	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K/A, filed July 14, 2010.

4.1.7	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 25, 2010.

4.1.8	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed June 1, 2011.

4.1.9	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed December 13, 2013.

4.1.10	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 30, 2018.

4.1.11	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 23, 2023.
4.1.12	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 22, 2025.

4.2	Amended and Restated By-laws of the Corporation, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed October 26, 2020.

4.3	Specimen Common Stock Certificate, incorporated herein by reference from Exhibit 4.1 to the Company’s Form 10-K, filed March 17, 2014.

4.4	Certificate of Designations of the Series A Non-Voting Preferred Stock of Seacoast, incorporated herein by reference from Exhibit 3.1 to the Company’s Form 8-K, filed October 6, 2025.
4.5
Shareholders Agreement, dated as of May 29, 2025, by and among Seacoast Banking Corporation of Florida, Jennifer Morse Parr, Tracy Morse Dadeo and Mark Morse, incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K, filed May 29, 2025.

4.6
Junior Subordinated Indenture, dated as of March 31, 2005, between the Company and Wilmington Trust Company, as Trustee (including the form of the Floating Rate Junior Subordinated Note, which appears in Section 2.1 thereof), incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K filed April 5, 2005.

4.7
Guarantee Agreement, dated as of March 31, 2005 between the Company, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K filed April 5, 2005.

4.8
Amended and Restated Trust Agreement, dated as of March 31, 2005, among the Company, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein, as Administrative Trustees (including exhibits containing the related forms of the SBCF Capital Trust I Common Securities Certificate and the Preferred Securities Certificate), incorporated herein by reference from Exhibit 10.3 to the Company’s Form 8-K filed April 5, 2005.

4.9
Indenture, dated as of December 16, 2005, between the Company and U.S. Bank National Association, as Trustee (including the form of the Junior Subordinated Debt Security, which appears as Exhibit A to the Indenture), incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K filed December 21, 2005.

4.10
Guarantee Agreement, dated as of December 16, 2005, between the Company, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee, incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K filed December 21, 2005.

4.11
Amended and Restated Declaration of Trust, dated as of December 16, 2005, among the Company, as Sponsor, Dennis S. Hudson, III and William R. Hahl, as Administrators, and U.S. Bank National Association, as Institutional Trustee (including exhibits containing the related forms of the SBCF Statutory Trust II Common Securities Certificate and the Capital Securities Certificate), incorporated herein by reference from Exhibit 10.3 to the Company’s Form 8-K filed December 21, 2005.

4.12
Indenture, dated June 29, 2007, between the Company and LaSalle Bank, as Trustee (including the form of the Junior Subordinated Debt Security, which appears as Exhibit A to the Indenture), incorporated herein by reference from Exhibit 10.1 to the Company’s Form 8-K filed July 3, 2007.

4.13
Guarantee Agreement, dated June 29, 2007, between the Company, as Guarantor, and LaSalle Bank, as Guarantee Trustee, incorporated herein by reference from Exhibit 10.2 to the Company’s Form 8-K filed July 3, 2007.

4.14
Amended and Restated Declaration of Trust, dated June 29, 2007, among the Company, as Sponsor, Dennis S. Hudson, III and William R. Hahl, as Administrators, and LaSalle Bank, as Institutional Trustee (including exhibits containing the related forms of the SBCF Statutory Trust III Common Securities Certificate and the Capital Securities Certificate), incorporated herein by reference from Exhibit 10.3 to the Company’s Form 8-K filed July 3, 2007.

4.15	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.16	Specimen Preferred Stock Certificate.*

4.17	Form of Senior Indenture.

4.18	Form of Senior Debt Security.*

4.19	Form of Subordinated Indenture.

4.20	Form of Subordinated Debt Security.*

4.21	Form of Warrant Agreement (including form of warrant certificate).*

4.22	Form of Rights Agreement (including form of rights certificate).*

4.23	Form of Deposit Agreement.*

4.24	Form of Depositary Receipt (included in Exhibit 4.14).*

4.25	Form of Unit Agreement.*

4.26	Form of Purchase Contract.*

5.1	Opinion of Alston & Bird LLP as to the legality of the securities registered hereby.

23.1	Consent of Crowe LLP.

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture.

107	Filing Fee Table.
____________________

*    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8)    To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on December 30, 2025.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Charles M. Shaffer
Name: Charles M. Shaffer
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Shaffer his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Shaffer	Chairman of the Board of Directors,	December 30, 2025
Charles M. Shaffer	Chief Executive Officer
(principal executive officer)

/s/ Tracey L. Dexter	Executive Vice President and	December 30, 2025
Tracey L. Dexter	Chief Financial Officer (principal financial
and accounting officer)

/s/ Dennis J. Arczynski		December 30, 2025
Dennis J. Arczynski

/s/ Eduardo J. Arriola		December 30, 2025
Eduardo J. Arriola

/s/ Jacqueline L. Bradley	Director	December 30, 2025
Jacqueline L. Bradley

/s/ H. Gilbert Culbreth, Jr.	Director	December 30, 2025
H. Gilbert Culbreth, Jr.

/s/ Christopher E. Fogal	Director	December 30, 2025
Christopher E. Fogal

/s/ Maryann Goebel	Director	December 30, 2025
Maryann Goebel

/s/ Dennis S. Hudson, III	Director	December 30, 2025
Dennis S. Hudson, III

/s/ Robert J. Lipstein	Director	December 30, 2025
Robert J. Lipstein

/s/ Alvaro J. Monserrat	Director	December 30, 2025
Alvaro J. Monserrat

/s/ Joseph B. Shearouse, III	Director	December 30, 2025
Joseph B. Shearouse III